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                                                                      EXHIBIT 21

SUBSIDIARIES OF MBNA CORPORATION

Name                                                          Incorporated
----                                                          ------------
MBNA America Bank, N.A.                                       United States
MBNA International Bank Limited*                              United Kingdom
MBNA Canada Bank*                                             Canada

*A subsidiary of MBNA America Bank, N.A.